SCHEDULE 13G

EXHIBIT B

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned persons hereby agree that reports on Schedule 13G, and amendments thereto, with respect to the Common Stock of Ally Financial Inc. may be filed in a single statement on behalf of each of such persons, and further, each of such persons designates Warren E. Buffett as its agent and Attorney-in-Fact for the purpose of executing any and all Schedule 13G filings required to be made by it with the Securities and Exchange Commission.

Dated: February 14, 2024	/s/ Warren E. Buffett
Warren E. Buffett

Berkshire Hathaway Inc.

Dated: February 14, 2024	/s/ Warren E. Buffett
By: Warren E. Buffett Title: Chairman of the Board

National Indemnity Company

Dated: February 14, 2024	/s/ Marc D. Hamburg
By: Marc D. Hamburg Title: Chairman of the Board

GEICO Corporation

Dated: February 14, 2024	/s/ Todd A. Combs
By: Todd A. Combs
Title: President

Berkshire Hathaway Life Insurance Company of Nebraska

Dated: February 14, 2024	/s/ Dale D. Geistkemper
By: Dale D. Geistkemper
Title: Treasurer

BHG Life Insurance Company

Dated: February 14, 2024	/s/ Dale D. Geistkemper
By: Dale D. Geistkemper
Title: Treasurer

British Insurance Company of Cayman

Dated: February 14, 2024	/s/ Dale D. Geistkemper
By: Dale D. Geistkemper
Title: Treasurer

Columbia Insurance Company

Dated: February 14, 2024	/s/ Marc D. Hamburg
By: Marc D. Hamburg
Title: Chairman of the Board

GEICO Marine Insurance Company

Dated: February 14, 2024	/s/ Todd A. Combs
By Todd A. Combs
Title: President

GEICO Secure Insurance Company

Dated: February 14, 2024	/s/ Todd A. Combs
by Todd A. Combs
Title: President

Berkshire Hathaway Consolidated Pension Plan Master Trust

Dated: February 14, 2024	/s/ Mark D. Millard
By Mark D. Millard
Title: Vice President - Berkshire Hathaway

Precision Castparts Corp. Master Trust

Dated: February 14, 2024	/s/ Shawn Hagel
by Shawn Hagel
Title: Executive Vice President - Precision Castparts

BNSF Master Retirement Trust

Dated: February 14, 2024	/s/ Paul Bischler
by Paul Bischler
Title: Vice President - Burlington Northern Santa Fe, LLC